Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035

Investor Relations Contact:    Company Contact:
Claire McAdams        Ronald Kisling, CFO
Headgate Partners LLC        Nanometrics Incorporated
530.265.9899, 530.265.9699 fax        408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com        email: rkisling@nanometrics.com

Nanometrics Reports Third Quarter 2013 Financial Results

MILPITAS, Calif., October 29, 2013 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its third quarter ended September 28, 2013.

Third Quarter Highlights

•
The IMPULSE® integrated metrology platform won the "tool of record" selection for advanced chemical mechanical polishing (CMP) process control of 3D memory production at a leading customer's newest manufacturing location in China. IMPULSE joins the previous pilot line selection of the Atlas® II system for OCD (optical critical dimension) process control, increasing our fab footprint for this production ramp.

•	An Atlas II system won its first competitive selection at a global pure-play foundry customer for OCD metrology in critical transistor-level applications at the 2Y and 1X nm device nodes.

•
Our first Atlas II system was installed at a leading pure-play foundry customer in Asia, joining the IMPULSE and the UniFire® as the third Nanometrics product platform in their 20nm production environment.

GAAP Results

	Q3 2013	Q2 2013	Q3 2012

Revenues	$39,044	$34,552	$43,938

Gross Profit	$15,801	$14,480	$22,152

Income (Loss) from Operations	$(7,242)	$(6,156)	$3,614

Net Income (Loss)	$(4,554)	$(4,566)	$1,903

Earnings (Loss) per Diluted Share	$(0.20)	$(0.20)	$0.08

Non-GAAP Results

	Q3 2013	Q2 2013	Q3 2012

Gross Profit	$18,898	$15,127	$22,781

Income (Loss) from Operations	$(2,210)	$(5,314)	$4,436

Net Income (Loss)	$(1,307)	$(4,023)	$2,425

Earnings (Loss) per Diluted Share	$(0.06)	$(0.17)	$0.10

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangible assets and, for Q3 2013, also exclude a restructuring charge as well as an inventory write-off associated with the discontinuation of the Mosaic product line.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "As expected, we saw continued increases in spending by some of our largest customers during the third quarter. Importantly, we achieved several new competitive wins, increased our penetration of the foundry segment, and received multiple significant orders that will fan out as shipments over the next several quarters. We believe the incremental investments we have made in R&D and applications during the last several quarters have expanded our footprint within our customers' fabs and increased our market share which, along with an acceleration of order activity in the memory segment, will begin to result in significant revenue growth as we enter 2014."

Third Quarter 2013 Summary
Revenues for the third quarter of 2013 were $39.0 million, up 13% from $34.6 million in the second quarter of 2013 and down 11% from $43.9 million in the third quarter of 2012. On a GAAP basis gross margin was 40.5%, compared to 41.9% in the prior quarter and 50.4% in the year-ago period. The operating loss was $7.2 million, compared to an operating loss of $6.2 million in the prior quarter and operating income of $3.6 million in the year-ago period. The net loss was $4.6 million or $0.20 per share, compared to a net loss of $4.6 million or $0.20 per share in the prior quarter and net income of $1.9 million or $0.08 per diluted share in the third quarter of 2012.

On a non-GAAP basis, which excludes the impact of a $2.4 million inventory write-off recorded for the discontinued Mosaic™ product line as well as amortization of acquired intangible assets, gross margin was 48.4% compared to 43.8% in the prior quarter and 51.8% in the year-ago period. The non-GAAP operating loss for the third quarter also excludes a $1.7 million restructuring charge related to the consolidation

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035

of operations and facilities for the SPARK™ product line and was $2.2 million, compared to an operating loss of $5.3 million in the prior quarter and operating income of $4.4 million in the third quarter of 2012. The non-GAAP net loss, which also adjusts for the income tax effect of non-GAAP adjustments, was $1.3 million or $0.06 per share, compared to a net loss of $4.0 million or $0.17 per share in the prior quarter and net income of $2.4 million or $0.10 per diluted share in the third quarter of 2012.
Balance Sheet Strength
At September 28, 2013, Nanometrics had $92.9 million in cash, cash equivalents and marketable securities and $140.7 million in working capital. Stockholders’ equity, excluding intangible assets, was $183.7 million, or $7.88 per share based on 23.3 million shares outstanding at quarter-end.
Business Outlook
Management expects total revenues for the fourth quarter of 2013 to be in the range of $42 to $47 million. While product gross margin is expected to improve on increased sales volume, total gross margin is expected to decline from the third quarter due to lower service and upgrade revenues, with GAAP gross margin in the range of 45% to 47% and non-GAAP gross margin in the range of 46% to 48%. Management expects fourth quarter operating expenses to be $21.5 to $22.1 million and non-GAAP operating expenses to be $21.3 to $21.9 million, with GAAP earnings to range from($0.10) to $0.01 per share and non-GAAP earnings to range from ($0.08) to $0.03 per share.
Conference Call Details
A conference call to discuss third quarter 2013 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments including certain excess and obsolete inventory charges related to a discontinued product line, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. Non-GAAP financial measures for the third quarter of fiscal 2013 exclude a $1.7 million restructuring charge related to the consolidation of operations and facilities for the SPARKTM product line and $2.4 million of inventory write-downs recorded in connection with the final discontinuation of the Mosaic product line. Prior period non-GAAP financial measures do not exclude excess inventory reserves recorded for the Mosaic product line in the ordinary course of business.  Excess inventory reserve charges recorded for the Mosaic product line in the second quarter of 2013 were $470,000 and none were recorded in the prior year period. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, such as data storage components and discretes including high-brightness LEDs and power management components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor market. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.
Forward Looking Statements
The statements in this press release under the caption “Business Outlook” and in Dr. Stultz’s quote regarding future shipments and the company’s expectations as to revenue growth and financial results are forward-looking statements. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including economic conditions, levels of industry spending, shifts in the timing of customer orders, product shipments and acceptance, market adoption rates, changes in product mix and changes in operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 29, 2012, as filed with the Securities and Exchange Commission on March 12, 2013, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net revenues:
Products	$30,164	$32,314	$69,776	$121,728
Service	8,880	11,624	28,372	30,883
Total net revenues	39,044	43,938	98,148	152,611
Costs of net revenues:
Cost of products	18,116	15,778	40,908	63,224
Cost of service	4,469	5,379	14,510	15,507
Amortization of intangible assets	658	629	1,963	1,903
Total costs of net revenues	23,243	21,786	57,381	80,634
Gross profit	15,801	22,152	40,767	71,977
Operating expenses:
Research and development	8,926	7,176	24,695	22,296
Selling	6,758	6,308	20,303	20,560
General and administrative	5,424	4,861	16,442	16,525
Amortization of intangible assets	195	193	588	580
Restructuring charge	1,740	—	1,740	—
Total operating expenses	23,043	18,538	63,768	59,961
Income (loss) from operations	(7,242)	3,614	(23,001)	12,016
Other income (expense)
Interest income	7	28	51	113
Interest expense	(118)	(262)	(549)	(795)
Other expense, net	(334)	(121)	(930)	(345)
Total other expense, net	(445)	(355)	(1,428)	(1,027)
Income (loss) before income taxes	(7,687)	3,259	(24,429)	10,989
Provision for (benefit from) income taxes	(3,133)	1,356	(9,727)	2,877
Net income (loss)	$(4,554)	$1,903	$(14,702)	$8,112
Net income (loss) per share:
Basic	$(0.20)	$0.08	$(0.63)	$0.35
Diluted	$(0.20)	$0.08	$(0.63)	$0.34
Shares used in per share calculation:
Basic	23,261	23,310	23,247	23,351
Diluted	23,261	23,760	23,247	23,874

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share amounts)
(Unaudited)

	September 28, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$43,833	$62,915
Marketable securities	49,057	46,993
Accounts receivable, net of allowances of $227 and $82, respectively	22,924	21,388
Inventories	36,543	39,659
Inventories-delivered systems	2,313	2,274
Prepaid expenses and other	7,534	7,492
Deferred income tax assets	18,091	8,593
Total current assets	180,295	189,314
Property, plant and equipment, net	46,597	43,213
Goodwill	11,580	11,352
Intangible assets, net	8,559	10,980
Deferred income tax assets	3,566	3,671
Other assets	723	924
Total assets	$251,320	$259,454
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,967	$6,398
Accrued payroll and related expenses	7,982	6,670
Deferred revenue	11,272	8,485
Other current liabilities	8,043	7,822
Income taxes payable	325	424
Current portion of debt obligations	—	928
Total current liabilities	39,589	30,727
Deferred revenue	3,531	4,307
Income taxes payable	2,334	2,135
Other long-term liabilities	2,064	2,140
Debt obligations	—	4,374
Total liabilities	47,518	43,683

Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares authorized; 23,316,477 and 23,250,429, respectively, issued and outstanding	23	23
Additional paid-in capital	241,879	238,326
Accumulated deficit	(38,552)	(23,850)
Accumulated other comprehensive income	452	1,272
Total stockholders’ equity	203,802	215,771
Total liabilities and stockholders’ equity	$251,320	$259,454

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2013	September 29, 2012
Cash flows from operating activities:
Net income (loss)	$(14,702)	$8,112
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,536	5,991
Stock-based compensation	5,912	4,535
Excess tax benefit from equity awards	467	(939)
Loss on disposal of fixed assets	173	246
Inventory write down	6,221	2,602
Deferred income taxes	(9,659)	2,948
Changes in fair value of contingent consideration	1,045	307
Changes in assets and liabilities:
Accounts receivable	(1,818)	(831)
Inventories	(7,087)	(429)
Inventories-delivered systems	(300)	(571)
Prepaid expenses and other	820	(1,655)
Accounts payable, accrued and other liabilities	6,798	(12,242)
Deferred revenue	2,044	4,418
Income taxes payable	(363)	283
Net cash provided by (used in) operating activities	(3,913)	12,775
Cash flows from investing activities:
Maturities of marketable securities	38,030	500
Escrow payment received related to Nanda acquisition	—	508
Sales of marketable securities	—	3,000
Purchases of marketable securities	(40,797)	(40,929)
Purchases of property, plant and equipment	(3,516)	(3,705)
Net cash used in investing activities	(6,283)	(40,626)
Cash flows from financing activities:
Payments of contingent consideration	(735)	(232)
Repayments of debt obligations	(5,224)	(1,989)
Proceeds from sale of shares under employee stock option and purchase plans	3,192	3,463
Excess tax benefit from equity awards	(467)	939
Taxes paid on net issuance of stock awards	(86)	(16)
Repurchases of common stock	(5,000)	(4,960)
Net cash used in financing activities	(8,320)	(2,795)
Effect of exchange rate changes on cash and cash equivalents	(566)	411
Net decrease in cash and cash equivalents	(19,082)	(30,235)
Cash and cash equivalents, beginning of period	62,915	97,699
Cash and cash equivalents, end of period	$43,833	$67,464

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 28,		June 29,	September 29,	September 28,		September 29,
	2013		2013	2012	2013		2012
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$15,801		$14,480	$22,152	$40,767		$71,977
Non-GAAP adjustments:
Inventory write-down	2,439	(a)	—	—	2,439	(a)	—
Amortization of intangible assets	658		647	629	1,963		1,903
Non-GAAP gross profit	$18,898		$15,127	$22,781	$45,169		$73,880

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$(7,242)		$(6,156)	$3,614	$(23,001)		$12,016
Non-GAAP adjustments:
Inventory write-down	2,439	(a)	—	—	2,439	(a)	—
Amortization of intangible assets included in cost of revenues	658		647	629	1,963		1,903
Amortization of intangible assets included in operating expenses	195		195	193	588		580
Restructuring included in operating expenses	1,740	(b)	—	—	1,740	(b)	—
Total non-GAAP adjustments to operating income (loss)	5,032		842	822	6,730		2,483
Non-GAAP operating income (loss)	$(2,210)		$(5,314)	$4,436	$(16,271)		$14,499

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$(4,554)		$(4,566)	$1,903	$(14,702)		$8,112
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	5,032		842	822	6,730		2,483
Income tax effect of non-GAAP adjustments	(1,785)		(299)	(300)	(2,390)		(907)
Discrete tax adjustment	—		—	—	—		(1,300)	(c)
Non-GAAP net income (loss)	$(1,307)		$(4,023)	$2,425	$(10,362)		$8,388

GAAP net income (loss) per diluted share	$(0.20)		$(0.20)	$0.08	$(0.63)		$0.34

Non-GAAP net income (loss) per diluted share	$(0.06)		$(0.17)	$0.10	$(0.45)		$0.35

Shares used in diluted income per share calculation	23,261		23,138	23,760	23,247		23,924

(a) Represents charges associated with the inventory write-off associated with the discontinuation of the Mosaic product line.

(b) Includes severance charges accrued in connection with the notification and initiation of the closure of our Nanda Technologies Germany office related to our consolidation of our Spark product line activities.

(c) Reflects the tax benefit for certain first quarter foreign losses related to entity classification elections that were approved by the IRS in the second quarter. The tax benefit of these first quarter losses was recorded as a decrease to the second quarter tax provision on a GAAP basis.